                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                     UBS AG
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

               Switzerland                              98-0186363
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)             (I.R.S. Employer
                                                    Identification no.)

     Bahnhofstrasse 45, Zurich and
       Aeschenvorstadt 1, Basel
--------------------------------------------------------------------------------
(Address or Principal Executive Offices)                (Zip Code)

If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section              securities pursuant to Section
12(b) of the Exchange Act and is            12(g) of the Exchange Act and is
effective pursuant to General               effective pursuant to General
Instruction A.(c), please check the         Instruction A.(d), please check the
following box:  [X]                         following box:  [ ]

Securities Act registration statement
file number to which this form relates:                 333-46930
                                                     ---------------
                                                     (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                       Name of Each Exchange on Which
     To be so Registered                       Each Class is to be Registered
----------------------------------------    ------------------------------------
Principal Protected Notes, due                    American Stock Exchange
October [ ], 2011 (linked to the
performance of the S&P 500(R)
Index, the Dow Jones Industrial
Average(SM) and the Nasdaq-100
Index(R))
----------------------------------------    ------------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus under "Description of Notes We May Offer" and in the Preliminary Supplement filed with the Commission on November 13, 2002 under Rule 424(b) and in the Prospectus dated May 17, 2001, pursuant to an effective Registration Statement on Form F-3 (File No. 333-46930) filed with the Commission on May 15, 2001, under the Securities Act of 1933, as amended (the "F-3 Registration Statement"), as Post-Effective Amendment No. 3 to the Company's Registration Statement on Form F-1 filed with the Commission on September 29, 2000, as amended by Post-Effective Amendment No. 1 on Form F-1 filed with the Commission on March 23, 2001 and by Post-Effective Amendment No. 2 on Form F-1 filed with the Commission on March 29, 2001.

ITEM 2. EXHIBITS.

            1. Form of Indenture, between the Company and U.S. Bank Trust National Association, as Trustee (included as Exhibit 4.1 to the F-3 Registration Statement)

            2. Form of Principal Protected Note due October [ ], 2011 (linked to the performance of the S&P 500(R) Index, the Dow Jones Industrial Average(SM) and the Nasdaq-100 Index(R))

            3.    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        UBS AG
                                        (Registrant)


Date: December 16, 2002
                                        By: /s/ Robert C. Dinerstein
                                            -----------------------------------
                                            Robert C. Dinerstein
                                            Managing Director



                                        By: /s/ Robert B. Mills
                                            -----------------------------------
                                            Robert B. Mills
                                            Managing Director